UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Ground Lease with City of Pocatello, Idaho

On March 22, 2007, Hoku Materials, Inc., a subsidiary of Hoku Scientific, Inc., and the City of Pocatello, Idaho, entered into a 99-year ground lease for approximately 67 acres of land in Pocatello, Idaho, or the Ground Lease. The annual rent payable under the Ground Lease is fixed at one U.S. Dollar per year for each of the approximately 99 years that the lease is in effect, until December 31, 2106.

Hoku Materials plans to construct on the land a polysilicon production plant that is capable of producing up to 2,000 metric tons of polysilicon per year. In addition to the Ground Lease, Hoku Materials and the City of Pocatello have signed a separate agreement whereby the City of Pocatello has granted to Hoku Materials an option to lease an additional 450 acres of land owned by the City of Pocatello. The pricing and other terms of any lease entered into upon exercise of the option have not been determined and would be subject to future negotiation.

The land will be owned by the City of Pocatello during the term of the Ground Lease and is therefore tax exempt; however, the Ground Lease provides that Hoku Materials is responsible for paying for all leasehold improvements on the land and all real property taxes and assessments on the leasehold improvements. The taxes and assessments on the leasehold improvements may be reduced by expenses incurred by Hoku Materials for the construction of infrastructure on the land. Upon expiration of the term of the Ground Lease, Hoku Materials has the right, without any obligation, to remove all leasehold improvements from the land.

As of March 22, 2007, the City of Pocatello did not have an easement and neither the City of Pocatello nor Hoku can enter the Land without trespassing on neighboring land, except that the City of Pocatello has represented in the Ground Lease that Hoku Materials has a legal right of access to the land over an at-grade railroad crossing. The Ground Lease provides that the City of Pocatello will use its best efforts to obtain an easement from neighboring landowners to allow Hoku Materials reasonable access to the land. Hoku Materials may terminate the Ground Lease if an easement reasonably satisfactory to Hoku Materials is not obtained by December 31, 2010. Hoku Materials may use the land for any legal purpose, and has no obligation under the Ground Lease to make any leasehold improvements; provided that the City of Pocatello may terminate the Ground Lease if Hoku Materials has not completed the construction of a polysilicon production facility by December 31, 2010.

The summary of the material terms of the Ground Lease set forth above is qualified in its entirety by reference to the Ground Lease, a copy of which is attached hereto as Exhibit 10.38 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.38	Ground Lease, dated March 22, 2007, by and between Hoku Materials, Inc. and The City of Pocatello.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 28, 2007

HOKU SCIENTIFIC, INC.

By:	/S/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.38	Ground Lease, dated March 22, 2007, by and between Hoku Materials, Inc. and The City of Pocatello.